UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2014

EUROSITE POWER INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-54484	27-5250881
(Commission file number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 622-1120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

The Audit Committee (the “Committee”) of the Board of Directors of EuroSite Power Inc. (the “Company”) recently conducted a process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. As a result of this process, on September 16, 2014, the Company engaged Wolf & Company, P.C. (“Wolf”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. On the same date, the Company dismissed McGladrey LLP (“McGladrey”) as the Company’s independent registered public accounting firm, effective immediately. The Committee approved these changes in the Company’s independent registered public accounting firm on September 15, 2014.

The reports of McGladrey on the Company’s financial statements for each of the two fiscal years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company’s financial statements for the fiscal years ended December 31, 2013 and 2012 and in the subsequent interim period through September 16, 2014, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of McGladrey would have caused McGladrey to make reference to the matter in their report.

McGladrey has not advised the Company that the internal controls necessary for the Company to develop reliable financial statements or of any of the other matters listed in Item 304(a)(v) of Regulation S-K do not exist. However, as previously reported, the Company’s management has concluded that the Company’s internal control over financial reporting was not effective as of December 31, 2013 in that it has a small number of employees dealing with general controls over information technology and financial reporting requirements. This constitutes a material weakness in financial reporting. The Company’s management believes that, considering the employees involved and the control procedures in place, there are risks associated with the above material weakness, but the potential benefits of adding additional employees to mitigate these weaknesses does not justify the expenses associated with such increases. Management will continue to evaluate the above weakness.

The Company has requested that McGladrey furnish the Company with a letter addressed to the United States Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of McGladrey’s letter, dated September 17, 2014, is filed as Exhibit 16.1 to this Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

As set forth above, on September 16, 2014, the Company engaged Wolf as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. During the fiscal years ended December 31, 2013 and 2012 and through September 16, 2014, neither the Company, nor anyone on its behalf, has consulted Wolf with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Wolf concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

See the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 17, 2014	EUROSITE POWER INC.
		By:	/s/ Gabriel Parmese
Gabriel Parmese, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from McGladrey LLP, dated September 17, 2014.